THIRD AMENDMENT TO CREDIT AGREEMENT
AND
CONSENT AND WAIVER

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT AND WAIVER (“Third Amendment”), dated as of the 14th day of August, 2007, by and among AVATAR PROPERTIES INC., a Florida corporation (“Borrower”), joined by AVATAR HOLDINGS INC., a Delaware corporation (“Guarantor”) and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Lender and its capacity as administrative agent acting on behalf of the Lenders (“Agent”), GUARANTY BANK, in its capacity as Lender and FRANKLIN BANK, SSB, a Texas Savings Bank, in its capacity as Lender (each a “Lender” and collectively the “Lenders”). This Third Amendment shall become effective as of the date hereof.

R E C I T A L S:

WHEREAS, on September 20, 2005, Borrower and Guarantor entered into a Credit Agreement with the Lenders, the Arranger and the other lenders from time to time party thereto, evidencing a senior unsecured revolving credit facility which, as of the date of execution thereof, had a maximum outstanding principal balance of $100,000,000 (as amended by the First Amendment to Credit Agreement dated as of May 25, 2006 and the Second Amendment to Credit Agreement dated as of August 28, 2006, the “Credit Agreement”), and which was increased to a maximum outstanding principal balance of $125,000,000 pursuant to that certain Commitment and Acceptance dated as of October 21, 2005; and

WHEREAS, in accordance with Section 10.02(b)(ii) of the Credit Agreement, Borrower has requested a written consent from the Requisite Lenders approving an extension of the temporary waiver granted in the Consent and Waiver dated as of December 4, 2006, by and among Borrower, Agent and Lenders (“Consent and Waiver”), approving a temporary waiver of the housing inventory covenant set forth in Section 6.08 of the Agreement;

WHEREAS, Borrower, Guarantor and Agent on behalf of the Lenders intend to enter into this Third Amendment in order to (i) set forth modified terms and conditions of the Credit Agreement and (ii) consent to and approve the extension of the Consent and Waiver;

NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as well as the mutual covenants herein contained, the parties hereto agree as follows:

1. RECITALS. The above recitals are true and correct and are incorporated herein by this reference.

2. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

3. REPRESENTATIONS; REAFFIRMATION. Borrower and Guarantor each represent and warrant that, as of the date hereof and after giving effect to this Third Amendment: (a) no event or condition shall have occurred and then be continuing which constitutes a Default or Event of Default; (b) the representations and warranties contained in Article 4 of the Credit Agreement are true and correct in all material respects (except to the extent any such representation or warranty is stated to relate solely to an earlier date); and (c) Borrower has no offsets, defenses or counterclaims as to the Facility extended by Lenders to Borrower, the Loan Documents or the indebtedness evidenced thereby. Borrower and Guarantor hereby reaffirm as of the date hereof all affirmative covenants and negative covenants contained in the Credit Agreement as if more fully set forth herein.

4. AMENDMENTS.

Notwithstanding anything contained to the contrary in the Credit Agreement, the following terms and conditions shall apply:

A. the following definition shall be deemed added in the correct alphabetical order to Article 1: “Accordion Option. Accordion Option shall have the meaning given such term in Section 2.02(i) hereof.”

B. the definition of “Authorized Signatory” shall be deemed deleted and replaced with the following definition: “Authorized Signatory means any of the General Counsel, Chief Executive Officer/President, Corporate Secretary or Chief Financial Officer/Treasurer.”

C. the words “Unrestricted Cash,” shall be deemed added after the word “including” in the second line of the definition of “Borrowing Base.”

D. the following definition shall be deemed added in the correct alphabetical order to Article 1: “Unrestricted Cash. Unrestricted Cash means all cash and cash equivalents as defined by GAAP in amounts exceeding Ten Million Dollars ($10,000,000).”

5. EXTENSION OF CONSENT AND WAIVER. In accordance with Section 10.02(b)(ii) of the Credit Agreement, the Requisite Lenders hereby temporarily waive the restriction set forth in Section 6.08 of the Credit Agreement limiting the sum of the Speculative Units and the Model Units to an amount not to exceed twenty-five percent (25%) of the aggregate number of unit sales, as measured during the last twelve (12) month period at the end of each fiscal year. The Requisite Lenders hereby waive the restriction contained in Section 6.08 of the Credit Agreement for the period commencing on October 1, 2006, extending through the last fiscal quarter of 2006 and the fiscal year of 2007, and concluding on December 31, 2008. The twenty-five percent (25%) restriction will be reinstated and become fully effective for the fiscal year commencing on January 1, 2009 and shall continue for each fiscal year thereafter until the end of the Term.

6. EFFECT OF THIRD AMENDMENT. Except as modified by this Third Amendment, the Credit Agreement remains in full force and effect. In the event of any conflict between this Third Amendment and the Credit Agreement, the provisions and intent of this Third Amendment shall control.

7. COUNTERPARTS. This Third Amendment may be executed and delivered by one or more of the parties hereto on any number of separate counterparts and a complete set of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. GOVERNING LAW. This Third Amendment shall be governed by the laws of the State of Florida.

9. WAIVER OF JURY TRIAL.

EACH OF BORROWER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRAIL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH OF BORROWER AND GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDERS, NOR THE LENDERS’ COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS, OR THE AGENT ON BEHALF OF THE LENDERS, WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OF BORROWER AND GUARANTOR ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

IN WITNESS WHEREOF, the parties have duly executed this Third Amendment to Credit Agreement and Consent and Waiver on the day and year first above written.

BORROWER:

AVATAR PROPERTIES INC., a Florida corporation

BY: /s/ Patricia K. Fletcher
NAME:Patricia K. Fletcher
TITLE: Executive Vice President
Date:     August 14, 2007

JOINED IN BY GUARANTOR:

AVATAR HOLDINGS INC., a Delaware corporation

BY: /s/ Patricia K. Fletcher
NAME: Patricia K. Fletcher
TITLE: Executive Vice President
Date: August 14, 2007

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION

BY: /s/ R. Scott Holtzapple
NAME: R. Scott Holtzapple
TITLE: Senior Vice President
Date: August 9, 2007

GUARANTY BANK

BY:/s/ John Wedemeyer
NAME: John Wedemeyer
TITLE: Vice President
Date: August 9, 2007

FRANKLIN BANK, SSB, a Texas Savings Bank

BY:_/s/ Lawrence Shields
NAME: Lawrence Shields
TITLE: Vice President
Date: August 9, 2007